Exhibit 10.27.13

EXECUTIVE RESTRICTED STOCK UNIT PROGRAM

FEBRUARY 13, 2018

EXECUTIVE RESTRICTED STOCK UNIT

AWARD TERMS AND CONDITIONS

FOR ELIGIBLE EMPLOYEES ON THE CANADA PAYROLL

These Executive Restricted Stock Unit Award Terms and Conditions describe terms and conditions of Executive Restricted Stock Unit Awards, as part of the ConocoPhillips Executive Restricted Stock Unit Program (the “Program”), granted under the 2014 Omnibus Stock and Performance Incentive Plan of ConocoPhillips (referred to as the Plan) by ConocoPhillips (the “Company”) to you as an eligible employee (the “Employee”). These Terms and Conditions, together with the Award Summary given to each Employee receiving an Award, form the Award Agreement (the “Agreement”) relating to the Awards described. Subject to the Plan and this Agreement, the Company grants to the Employee Executive Restricted Stock Units. Individual awards will be as set forth in the Award Summary given to each Employee to whom an Award is granted. The Award Summary for each Employee is made a part of this Agreement with regard to such Employee. Multiple book entry accounts may be used to reflect the total shares awarded under these Terms and Conditions. This and any other administrative activities shall not be construed to alter these Terms and Conditions.

AWARD:	Executive Restricted Stock Unit (ERSU) Award granted by the Authorized Party under the provisions of the Plan. The ERSUs will be noted in a book entry account created for the Employee.

ERSU:	A unit evidencing the right to receive either one share of ConocoPhillips Stock, $0.01 par value, or the Fair Market Value thereof under the circumstances described in these Terms and Conditions.

GRANT DATE AND PRICE: The Grant Date is February 13, 2018. The Grant Price is set forth on the Award Summary given to each Employee to whom an award is granted.

VOTING RIGHTS: The named owner of the ERSUs has no voting rights for the units, but is considered the beneficial owner for all purposes including ownership and control reports such as the annual proxy statement.

DIVIDEND EQUIVALENTS: ERSUs shall accrue a dividend equivalent at such times as a dividend is paid on the common stock of the Company, par value of $.01 per share, which dividend equivalent shall be credited as reinvested in additional ERSUs as of the date such dividends are payable, and such additional ERSUs shall be subject to these terms and conditions. The number of ERSUs acquired through this reinvestment of dividend equivalents shall be calculated using the Fair Market Value at the time the dividend equivalent is accrued. ERSUs acquired from dividend equivalents shall be paid at the time and in the manner of settlement of the ERSUs as set forth in the section titled “Settlement” below.

RETIREMENT PLAN EARNINGS: The issuance of these ERSUs does not constitute earnings under any retirement plan sponsored by a ConocoPhillips company. The value of the units at the time restrictions lapse also does not constitute earnings under any retirement plan sponsored by a ConocoPhillips company. Neither the issuance of nor lapsing of restrictions on ERSUs will have any impact on any retirement plans or any other compensation plan sponsored by a ConocoPhillips company.

TAX INFORMATION: For an Employee subject to U.S. tax laws, this matter is more thoroughly covered in the document entitled “U.S. Tax Aspects of Restricted Stock Units.” However, in general terms, under current U.S. tax law, the value of these units is not considered taxable income until the restrictions lapse.

RESTRICTIONS: The following restrictions relate to the ERSUs:

The ERSUs (including any ERSUs arising from accrued dividend equivalents) will be held in escrow for the Employee. As provided herein, the Employee will have all rights of economic ownership to such units including the right to receive dividend equivalents as set forth in the section titled “Dividend Equivalents” above, except that the Employee shall not have the right to sell, transfer, assign, or otherwise dispose of such units until the escrow is terminated (such restrictions being known as the “Transfer Restrictions”).

The escrow shall end on the earliest of any of the following occurrences, with Transfer Restrictions to lapse and settlement be made as set forth in the section titled “Settlement” below:

1.	The Termination of the Employee’s employment as a result of Layoff of the Employee;
2.	The Termination of the Employee’s employment after Retirement;
3.	The Termination of the Employee’s employment due to death;
4.	The Termination of the Employee’s employment following Disability of the Employee;
5.	The Termination of the Employee’s employment following a Change of Control; or
6.	February 20, 2021.

The ERSUs eligible for lapsing of Transfer Restrictions and settlement shall be subject to the cancellation and proration provisions set forth in the section titled “Termination of Employment” below.

The Transfer Restrictions shall lapse and the ERSUs (including any such that are awarded after the Separation from Service of the Employee) shall be settled on the date that is the later of (a) the end of the escrow period and (b) the earliest of the Employee’s death, February 20, 2021, or six months after the date of the Employee’s Separation from Service for a reason other than death.

TERMINATION OF EMPLOYMENT:

1.	General Rule for Termination. If, prior to the date on which restrictions lapse in accordance with the schedule set forth in the Award, the Employee’s employment with a Participating Company shall be terminated for any reason except death, Disability, Retirement, or Layoff, any ERSUs remaining in escrow pursuant to such Award (including any ERSUs arising from accrued dividend equivalents) shall be canceled and all rights thereunder shall cease; provided, however, that the Authorized Party may, in its or his sole discretion, determine that all or any portion of an Award shall not be canceled due to Termination of Employment.

2.	Layoff Within Six Months. If, prior to a date six months from the date an Award is granted, the Employee’s employment with a Participating Company shall be terminated by reason of Layoff, such Award (including any ERSUs arising from accrued dividend equivalents) shall be canceled and all rights thereunder shall cease.

3.	Layoff Within One Year. If, on or after a date six months from the date an Award is granted but prior to a date one year from the date an Award is granted, the Employee’s employment with a Participating Company shall be terminated by reason of Layoff, the Employee shall retain a prorated number of the Award shares or units granted. The number of Award shares or units retained will be computed by multiplying the original number of Award shares or units granted by a fraction, the numerator of which is the number of full months of employment from the first day of the month in which the Award was granted until the date the employee is terminated and the denominator of which is 12. Such calculation shall be rounded down to the nearest whole share. The ERSUs arising from dividend equivalents shall be recalculated using the prorated award as the original number of Award shares. Settlement shall be made in accordance with the provisions set forth in the section titled “Settlement” below.

4.	Layoff After One Year. If, on or after a date one year from the date an Award is granted, the Employee’s employment with a Participating Company shall be terminated by reason of Layoff, the Employee shall retain all rights provided by the Award at the time of such Termination of Employment (including any ERSUs arising from accrued dividend equivalents). Settlement shall be made in accordance with the settlement provisions set forth in the section titled “Settlement” below.

5.	Retirement Within Six Months. If, prior to a date six months from the date an Award is granted, the Employee’s employment with a Participating Company shall be terminated by reason of Retirement, such Award (including any ERSUs arising from accrued dividend equivalents) shall be canceled and all rights thereunder shall cease.

6.	Retirement After Six Months. If, on or after a date six months after the Grant Date of an Award, the Employee’s employment with a Participating Company shall be terminated by reason of Retirement, the Employee shall retain all rights provided by the Award at the time of such Termination of Employment (including any ERSUs arising from accrued dividend equivalents). Settlement shall be made in accordance with the settlement provisions set forth in the section titled “Settlement” below.

7.	Disability. If, after the date the Award is granted, an Employee shall terminate employment following Disability of the Employee, the Employee shall retain all rights provided by the Award at the time of such Termination of Employment (including any ERSUs arising from accrued dividend equivalents). Settlement shall be made in accordance with the settlement provisions set forth in the section titled “Settlement” below.

8.	Death. If, after the date an Award is granted, an Employee shall die while in the employ of a Participating Company, or after Termination of Employment by reason of Retirement, Disability, or Layoff (and prior to the cancellation of the Award), the restrictions on the Award shall lapse on the later of the date of death and the date of Termination of the Employee from the employ of the Company and its subsidiaries, and settlement shall be made in accordance with the settlement provisions below. Settlement shall be made to the beneficiary or beneficiaries designated by the named owner in accordance with the settlement provisions set forth in the section titled “Settlement” below. Such beneficiary or beneficiaries must be set forth under a properly completed beneficiary designation form acceptable to the Administrator which is received by the Administrator prior to the death of the named owner. In absence of such a beneficiary designation, the personal representative of the estate of the named owner or the person or persons to whom the Award shall have been validly transferred by the personal representative pursuant to will or the laws of descent and distribution shall have the right to settlement of the Award. No transfer of an Award, or of the unrestricted Stock or other proceeds of an Award, by beneficiary designation or by will or by the laws of descent and distribution shall be effective to bind the Company unless the Administrator shall have been furnished with written notice thereof, with a copy of the beneficiary designation or will, and with such other evidence as the Administrator may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Award.

9.	Divestiture, Outsourcing, or Move to Joint Venture. If, after the date the Award is granted, an Employee ceases to be employed by Participating Company as a result of (a) the outsourcing of a function, (b) the sale or transfer of all or a portion of the equity interest of such Participating Company (removing it from the controlled group of companies of which the Company is a part), (c) the sale of all or substantially all of the assets of such Participating Company to another employer outside of the controlled group of corporations (whether the Employee is offered employment or accepts employment with the other employer), (d) the Termination of the Employee by a Participating Company followed by employment within a reasonable time with a company or other entity in which the Company owns, directly or indirectly, at least a 50% interest, or (e) any other sale of assets determined by the Authorized Party to be considered a divestiture under this Program, the Authorized Party may, in its or his sole discretion, determine that all or a portion of any such Award shall not be canceled. In such cases, the restrictions on the Award shall lapse on the date of Termination of the Employee from the employ of the Company and its subsidiaries, and settlement shall be made in accordance with the settlement provisions set forth in the section titled “Settlement” below.

10.	Change of Control: Upon a Change of Control, the following shall apply to the ERSUs (including any ERSUs arising from accrued dividend equivalents):

(a)	Each Employee shall immediately become fully vested in such ERSUs that are not assumed, or substituted for, by an acquirer in connection with the Change of Control, and such ERSUs shall not thereafter be forfeitable for any reason, except as set forth in the section titled “Detrimental Activities” below.

(b)	With regard to any other ERSUs, each Employee shall become fully vested in such ERSUs upon incurring a Severance following such Change of Control, and such ERSUs shall not thereafter be forfeitable for any reason, except as set forth in the section titled “Detrimental Activities” below.

(c)	In the event of vesting of ERSUs pursuant to either paragraph (a) or (b) above, all restrictions and other limitations applicable to the ERSUs shall lapse and the ERSUs shall be settled in accordance with the settlement provisions set forth in the section titled “Settlement” below.

SETTLEMENT: The Company shall, at the time stated above, register in the name of the Employee shares of Stock, free of any restriction, equal to the number of the ERSUs (including any ERSUs arising from accrued dividend equivalents), and the related ERSUs (including any ERSUs arising from accrued dividend equivalents) shall be canceled. In all cases the Employee will be responsible to pay all required withholding taxes associated with the Award, including cases where a withholding tax obligation arises prior to the lapsing of Transfer Restrictions set forth in the section titled “Restrictions” above. The Employee must pay any required withholding taxes by having shares equal in value to the applicable withholding taxes withheld by the Company (or such other method as the Company, in its sole discretion, allows). The value of the shares withheld for this purpose shall be an amount consistent with the applicable laws and regulations. With regard to any fractional shares of Stock that might arise, the Company may deliver to the Employee cash equal to the Fair Market Value of such fractional shares. If Australian tax law applies to the Employee, then an Award is a scheme to which Subdivision 83A-C of the Income Tax Assessment Act 1997 of Australia applies (subject to the conditions in that Act).

The Fair Market Value of the Award received by the Employee shall be determined in accordance with the definition and principles set forth in the Plan.

FORFEITURE: An Employee’s right, title, and interest in ERSUs awarded under the Program or derived from such ERSUs, or the ownership thereof, shall be forfeited if the Employee terminates employment prior to termination of the escrow period for any reason other than Termination after Layoff, Termination after Retirement, Termination due to death, Termination following Disability, or Termination following a Change in Control; provided, however, any transfer between the Company and any Subsidiary, or between Subsidiaries at the request of the Company or such Subsidiaries, shall not result in forfeiture. Furthermore, an Employee’s right, title, and interest in ERSUs awarded under the Program or derived from such ERSUs, or the ownership thereof, shall be forfeited if the Employee terminates employment by reason of Layoff or Retirement and does not complete six full months of employment after the date of the grant of the Award, unless otherwise approved by the Authorized Party.

DETRIMENTAL ACTIVITIES: If the Authorized Party determines that, subsequent to the grant of any Award but prior to any Change of Control, the Employee has engaged or is engaging in any activity which, in the sole judgment of the Authorized Party, is or may be detrimental to the Company or a subsidiary, the Authorized Party may cancel all or part of the ERSUs (including any ERSUs arising from accrued dividend equivalents) held in escrow pursuant to the Award granted to that Employee. Upon any Change of Control, the Authorized Party may cancel all or part of the ERSUs (including any ERSUs arising from accrued dividend equivalents) held in escrow pursuant to the Award granted to that Employee only upon a determination by the Authorized Party that the Employee has given the Company Cause for such cancellation.

If the Authorized Party, in its or his sole discretion, determines that the lapsing of restrictions on ERSUs (including any ERSUs arising from accrued dividend equivalents) held in escrow pursuant to any Award has the possibility of violating any law, regulation, or decree pertaining to the Company, any of its subsidiaries, or the Employee, the Authorized Party may freeze or suspend the Employee’s right to settlement or payout of the Award until such time as the lapse of restrictions would no longer, in the sole discretion of the Authorized Party, have the possibility of violating such law, regulation, or decree.

Notwithstanding anything herein to the contrary, this Award is subject to forfeiture or recoupment, in whole or in part, under applicable law, including the Sarbanes-Oxley Act and the Dodd-Frank Act.

RECAPITALIZATION: Upon any change in the outstanding stock of the Company by reason of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, or other similar change, the Committee shall make corresponding adjustments to the ERSUs (including any ERSUs arising from accrued dividend equivalents).

DEFINITIONS:

Capitalized terms not defined below shall have the meanings set forth in the Plan under which the Award is granted.

“Administrator” means the CEO, who is authorized, with regard to outstanding Awards, to administer the Program and take action under this the Program. The CEO may delegate such of his administrative duties and responsibilities as he shall deem desirable.

Authorized Party” means the person who is authorized to approve an Award, exercise discretion, or take action under the Administrative Procedure for the Executive Restricted Stock Unit Program and pursuant to the Program. With regard to Senior Officers, the Committee is the Authorized Party. With regard to other Employees, the Chief Executive Officer, acting as the Special Equity Award Committee of the Board of Directors of the Company, is the Authorized Party, although the Committee may act concurrently as the Authorized Party. The Authorized Party may delegate duties and responsibilities regarding the operation of the Program, other than the authority to grant an Award.

“Award” means any Executive Restricted Stock Units granted to an Employee pursuant to such applicable terms, conditions, and limitations as the Authorized Party may establish in order to fulfill the objectives of the Program.

“Cause” means “Cause” as that term is defined in the Key Employee Change in Control Severance Plan of ConocoPhillips applied as if an Employee were a participant under such plan.

“Change of Control” has the meaning set forth in Attachment A to these Terms and Conditions.

“Chief Executive Officer” or “CEO” means the Chief Executive Officer of the Company.

“Committee” means the Human Resources and Compensation Committee of the Board of Directors of the Company, or any successor committee to it.

“Company” means ConocoPhillips, a Delaware corporation.

“Disability” means a disability for which the employee in question has been determined to be entitled to either (i) benefits under the applicable plan of long-term disability of the Company or its subsidiaries or (ii) disability benefits under the Social Security Act. In the absence of any such determination, the Authorized Party may make a determination that the employee has a Disability.

“Fair Market Value” means, as of a particular date, the mean between the highest and lowest sales price per share of such Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at a designated time.

“Good Reason” means “Good Reason” as that term is defined in the Key Employee Change in Control Severance Plan of ConocoPhillips applied as if an Employee were a participant under such plan.

“Grant Price” means the Fair Market Value for one share of Stock as of the date of the grant of an Award. Grant price is not adjusted for any restrictions applicable to the Award.

“Key Employee Change in Control Severance Plan of ConocoPhillips” means the plan of that name (or a successor plan to the plan of that name) in effect on an applicable Change of Control. If no plan of that name (or successor plan to the plan of that name) is in effect on an applicable Change of Control, it shall mean instead the plan of that name in effect on the date of the Award.

“Layoff” means an applicable Termination of Employment due to layoff under the ConocoPhillips Severance Pay Plan, the ConocoPhillips Executive Severance Plan, or the ConocoPhillips Key Employee Change in Control Severance Plan, or layoff or redundancy under any similar layoff or redundancy plan which the Company or its subsidiaries may adopt from time to time. If all or any portion of the benefits under the redundancy or layoff plan are contingent on the employee’s signing a general release of liability, such Termination shall not be considered as a “Layoff” for purposes of this Award unless the employee executes and does not revoke a general release of liability, acceptable to the Company, under the terms of such layoff or redundancy plan. In order to be considered a layoff for purposes of this Award, the Termination of Employment must also be considered a Separation from Service.

“Participating Company” includes ConocoPhillips and its 100% owned subsidiaries, including both those directly owned and those owned through subsidiaries, whose participation has been approved by the Authorized Party.

“Executive Restricted Stock Unit” or “ERSU” means the type of restricted stock unit issued under the Executive Restricted Stock Unit Program (as determined by the Authorized Party) that is subject to forfeiture provisions or that has certain restrictions attached to the ownership thereof.

“Restricted Stock Unit” means a unit equal to one share of Stock (as determined by the Authorized Party) that is subject to forfeiture provisions or that has certain restrictions attached to the ownership thereof.

“Retirement” means Termination at age 55 or older with a minimum of 5 years of service with a Participating Company; provided, however, that with regard to an Employee not on the United States payroll, the CEO may approve the use of a different definition. Service is defined by the policies of the Participating Company.

“Senior Officer” means the Chairman of the Board, the CEO, all other executive officers of the Company (determined in accordance with the Company’s custom and practice pursuant to section 16(b) of the Securities Exchange Act of 1934, as amended), all other employees of the Company who report directly to the CEO and whose salary grade is 23 or higher, and all other employees of the Company whose salary grade is 26 or higher.

“Severance” means “Severance” as that term is defined in the Key Employee Change in Control Severance Plan of ConocoPhillips applied as if an Employee were a participant under such plan, and shall also incorporate the meaning of the terms “Cause” and “Good Reason” contained in the definition of “Severance” in such plan.

“Stock” means shares of common stock of the Company, par value $.01. Stock may also be referred to as “Common Stock.”

“Termination,” “Termination of Employment,” and “Separation from Service” each mean “separation from service” as that term is used in section 409A of the Internal Revenue Code.

Attachment “A”

“Change of Control”

The following definitions apply to the Change of Control provision of the Plan.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect at the time of determination.

“Associate” shall mean, with reference to any Person, (a) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

“Beneficial Owner” shall mean, with reference to any securities, any Person if:

(a) such Person or any of such Person’s Affiliates and Associates, directly or indirectly, is the “beneficial owner” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect at the time of determination) such securities or otherwise has the right to vote or dispose of such securities;

(b) such Person or any of such Person’s Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to “beneficially own,” (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (ii) securities issuable upon exercise of Exempt Rights; or

(c) such Person or any of such Person’s Affiliates or Associates (i) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (a) of this definition) or disposing of such securities or (ii) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns such securities;

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition. For purposes hereof, “voting” a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a shareholder list, to call a shareholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of section 14(a) of the Exchange Act) in respect of such security.

The terms “beneficially own” and “beneficially owning” shall have meanings that are correlative to this definition of the term “Beneficial Owner.”

“Board” shall have the meaning set forth in the Plan.

“Change of Control” shall mean any of the following occurring on or after January 1, 2018:

(a) any Person (other than an Exempt Person) shall become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change of Control shall be deemed to occur for purposes of this subsection (a) if such Person shall become a Beneficial Owner of 20% or more of the shares of Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding solely as a result of (i) any acquisition directly from the Company or (ii) any acquisition by a Person pursuant to a transaction that complies with clauses (i), (ii), and (iii) of subsection (c) of this definition;

(b) individuals who, as of January 1, 2018, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to January 1, 2018 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) the Company shall consummate a reorganization, merger, statutory share exchange, consolidation, or similar transaction involving the Company or any of its subsidiaries or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination, (i) 50% or more of the then outstanding shares of common stock of the corporation, or common equity securities of an entity other than a corporation, resulting from such Business Combination and the combined voting power of the then outstanding Voting Stock of such corporation or other entity are beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Common Stock, (ii) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such Business Combination, directly or indirectly, 20% or more of the Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation, or common equity securities of an entity other than a corporation, resulting from such Business Combination or the combined voting power of the then outstanding Voting Stock of such corporation or other entity, and (iii) at least a majority of the members of the board of directors of the corporation, or the body which is most analogous to the board of directors of a corporation if not a corporation, resulting from such Business Combination were members of the Incumbent Board at the time of the initial agreement or initial action by the Board providing for such Business Combination; or

(d) the shareholders of the Company shall approve a complete liquidation or dissolution of the Company unless such liquidation or dissolution is approved as part of a transaction that complies with clauses (i), (ii), and (iii) of subsection (c) of this definition.

“Common Stock” shall have the meaning set forth in the Plan.

“Company” shall have the meaning set forth in the Plan.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exempt Person” shall mean any of the Company, any entity controlled by the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, and any Person organized, appointed, or established by the Company for or pursuant to the terms of any such employee benefit plan.

“Exempt Rights” shall mean any rights to purchase shares of Common Stock or other Voting Stock of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Stock (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Stock), except upon the occurrence of a contingency, whether such rights exist as of January 1, 2018 or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Securities or otherwise.

“Person” shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization, or other entity.

“Voting Stock” shall mean, (1) with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of, or to appoint by contract, directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred) and (ii) with respect to an entity which is not a corporation, all securities of any class or series that are entitled to vote generally in the election of, or to appoint by contract, members of the body which is most analogous to the board of directors of a corporation.